Exhibit 99.1

Altair Announces Third Quarter 2017 Financial Results

Software Product Revenue Increased 13% Year-over-Year to Record Level

TROY, Mich. – November 30, 2017 – Altair Engineering Inc. (NASDAQ: ALTR) today announced its financial results for the third quarter ended September 30, 2017.

“We delivered a strong performance in the third quarter with software product revenue increasing 13% from a year ago to $63.2 million and total revenue increasing 9% to $84.9 million,” said James Scapa, Founder, Chairman, and CEO. “Equally important, we continue to shift our revenue mix toward software products where we achieve our highest gross margins, ultimately driving higher operating margins for the overall enterprise.

“During the third quarter we expanded our relationships with existing customers and broadened our reach with enhanced and new technology, including technologies from our acquisition of Runtime on September 28, which expands our market opportunity in the dynamic high-performance computing market.

“We reached another milestone for the company with the completion of our initial public offering. By further strengthening our balance sheet and providing additional resources to pursue our growth strategy, we believe we are well positioned to capture share and enhance our leadership in simulation-driven design, while further driving new opportunities in high-performance computing, as well as IoT and analytics. We believe this combination positions us to continue executing on our long-term goal of further scaling our software revenue while leveraging our business model to increase profitability in the years ahead.”

Third Quarter 2017 Financial Highlights

•	Software product revenue was $63.2 million, an increase of 13% from $55.8 million for the third quarter of 2016.

•	Total revenue was $84.9 million, an increase of 9% compared to $78.1 million for the third quarter of 2016.

•	Including the impact of $25.3 million in non-cash stock-based compensation expenses in the third quarter of 2017, GAAP net loss was $29.6 million, compared to GAAP net income of $0.3 million for the third quarter of 2016. GAAP net loss per share was $(0.59), based on 50.6 million basic and diluted weighted average common shares outstanding, compared to $0.01 for the third quarter of 2016, based on 59.3 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $7.0 million, compared to $7.3 million for the third quarter of 2016. Adjusted EBITDA represents net income (loss) adjusted for income tax expense (benefit), interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management.

•	Cash flow from operations was an outflow of $(8.7) million, compared to an outflow of $(0.6) million for the third quarter of 2016. For the first nine months of 2017, cash flow from operations was $17.5 million, compared to $21.4 million for the same period in 2016. This change in cash flow for the quarter relates to the recognition of tax expense for income generated outside of the U.S. without a corresponding benefit for the losses in the U.S. resulting from stock compensation charges in the quarter.

•	Free cash flow, which consists of cash flow from operations less capital expenditures, was $(10.7) million compared to $(1.7) million for the third quarter of 2016. For the first nine months of 2017, free cash flow was $11.1 million, compared to $16.7 million for the first nine months of 2016 with the difference reflecting changes in operating cash flow and $2.0 million in cash used to acquire MODELiiS in the second quarter.

Business Outlook

Based on information available as of today, Altair is issuing forward-looking statements on guidance for the fourth quarter and full year 2017 as indicated below.

	Fourth Quarter 2017			Full Year 2017
Software Product Revenue	$66.5	to	$67.5	$243.4	to	$244.4
Total Revenue	$86.8		$88.4	$330.3		$331.9
Adjusted EBITDA*	$7.4		$9.0	$21.5		$23.1

*	Adjusted EBITDA includes impact of Runtime acquisition which is expected to reduce Adjusted EBITDA by $1.4 million.

(All figures in millions)

Conference Call Information

What:	Altair Third Quarter 2017 Financial Results Conference Call

When:	Thursday, November 30, 2017

Time:	5:00 p.m. ET

Live Call:	(866) 754-5204, domestic

(636) 812-6621, international

Replay:	(855) 859-2056, passcode 8985778, domestic

(404) 537-3406, passcode 8985778, international

Webcast (live & replay):	https://ir.Altair.com

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA and Free Cash Flow. Altair believes that providing a reconciliation of Adjusted EBITDA guidance to the comparable GAAP measure of Net Income would require unreasonable efforts as the Company cannot reasonably estimate income tax expense in the fourth quarter. Fourth quarter income tax expense will be significantly impacted by the expected valuation allowance and by the year-end results of our global organization. Altair expects fourth quarter stock-based compensation to be approximately $7.6 million and depreciation and amortization to be $2.8 million to $3.0 million.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is focused on the development and broad application of simulation technology to synthesize and optimize designs, processes and decisions for improved business performance. With more than 2,000 employees, Altair is headquartered in Troy, Michigan, USA and operates 69 offices throughout 24 countries. Today, Altair serves approximately 5,000 customers across broad industry segments.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning and future investments. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Altair’s prospectus filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Investor Relations

Garo Toomajanian

ICR

248-614-2400 x346

ir@altair.com

Media Relations

Dave Simon

Altair

248-614-2400 ext. 332

pr@altair.com

Altair Engineering Inc. and subsidiaries

Consolidated balance sheets

	September 30, 2017	December 31, 2016
	(unaudited)
(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,667	$16,874
Accounts receivable - net	63,530	70,498
Inventory - net	1,797	1,227
Income tax receivable	6,868	9,069
Prepaid expenses and other current assets	10,492	7,435

Total current assets	99,354	105,103
Property and equipment - net	29,892	29,708
Goodwill	68,891	36,625
Other intangible assets - net	15,379	11,168
Deferred tax assets	69,135	62,896
Other long-term assets	18,843	5,276

TOTAL ASSETS	$301,494	$250,776

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$10,147	$10,435
Accounts payable	3,987	5,009
Accrued compensation and benefits	23,946	22,955
Other accrued expenses and current liabilities	35,737	18,945
Deferred revenue	117,969	100,661

Total current liabilities	191,786	158,005

Long-term debt, net of current portion	81,939	74,806
Deferred revenue - non-current	12,495	13,268
Stock-based compensation awards	59,076	22,236
Other long-term liabilities	16,402	17,114

TOTAL LIABILITIES	361,698	285,429

Commitments and contingencies
MEZZANINE EQUITY	2,352	—
STOCKHOLDERS' DEFICIT:
Common stock ($0.0001 par value)
Class A common stock, authorized 76,000 shares; issued and outstanding 10,096 and 8,900 as of September 30, 2017 and December 31, 2016, respectively	1	1
Class B common stock, authorized 44,000 shares; issued and outstanding 41,204 and 41,204 as of September 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	49,347	39,688
Accumulated deficit	(106,152)	(67,092)
Accumulated other comprehensive loss	(5,756)	(7,264)

Total Altair Engineering Inc. stockholders' deficit	(62,556)	(34,663)
Noncontrolling interest	—	10

TOTAL STOCKHOLDERS' DEFICIT	(62,556)	(34,653)

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT	$301,494	$250,776

Altair Engineering Inc. and subsidiaries

Consolidated statements of operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
(in thousands, except per share data)
Revenue
Software	$63,208	$55,804	$176,905	$162,733
Software related services	8,574	8,676	25,749	26,466

Total software	71,782	64,480	202,654	189,199
Client engineering services	11,477	12,146	36,071	36,435
Other	1,679	1,426	4,741	4,758

Total revenue	84,938	78,052	243,466	230,392

Cost of revenue
Software*	9,166	8,479	26,799	23,500
Software related services	6,457	6,527	20,230	20,365

Total software	15,623	15,006	47,029	43,865
Client engineering services	9,231	9,579	29,200	28,786
Other	1,448	1,036	3,745	3,728

Total cost of revenue	26,302	25,621	79,974	76,379

Gross profit	58,636	52,431	163,492	154,013
Operating expenses:
Research and development*	27,590	19,401	69,198	53,413
Sales and marketing*	22,345	16,961	58,683	49,054
General and administrative*	29,175	15,793	66,465	43,675
Amortization of intangible assets	1,189	875	3,287	2,352
Other operating income	(735)	(823)	(4,065)	(1,952)

Total operating expenses	79,564	52,207	193,568	146,542

Operating (loss) income	(20,928)	224	(30,076)	7,471
Interest expense	634	507	1,793	1,754
Other expense (income), net	52	148	838	(504)

(Loss) income before taxes	(21,614)	(431)	(32,707)	6,221
Income tax expense (benefit)	8,012	(745)	6,353	1,954

Net (loss) income	$(29,626)	$314	$(39,060)	$4,267

(Loss) income per share:
Net (loss) income per share attributable to common stockholders, basic	$(0.59)	$0.01	$(0.78)	$0.09
Net (loss) income per share attributable to common stockholders, diluted	$(0.59)	$0.01	$(0.78)	$0.07
Weighted average shares outstanding:
Weighted average number of shares used in computing net (loss) income per share, basic	50,606	49,761	50,374	48,521
Weighted average number of shares used in computing net (loss) income per share, diluted	50,606	59,326	50,374	58,086
* Amounts include stock-based compensation expense as follows (in thousands):
	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Cost of revenue - software	$326	$1	$342	$15
Research and development	6,711	1,320	10,495	1,361
Sales and marketing	4,045	728	6,160	763
General and administrative	14,183	2,826	22,305	2,911

Total stock-based compensation expense	$25,265	$4,875	$39,302	$5,050

Altair Engineering Inc. and subsidiaries

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(In thousands)	2017	2016
OPERATING ACTIVITIES:
Net (loss) income	$(39,060)	$4,267
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,895	7,300
Provision for bad debt	517	354
Stock-based compensation expense	39,302	5,050
Deferred income taxes	(4,793)	(2,170)
Other, net	149	—
Changes in assets and liabilities:
Accounts receivable	12,016	11,483
Prepaid expenses and other current assets	431	(3,243)
Other long-term assets	(11,024)	(719)
Accounts payable	(1,583)	(871)
Accrued compensation and benefits	(211)	736
Other accrued expenses and current liabilities	6,122	(6,102)
Deferred revenue	7,694	5,277

Net cash provided by operating activities	17,455	21,362
INVESTING ACTIVITIES:
Payments for acquisition of businesses	(15,582)	(6,499)
Capital expenditures	(6,367)	(4,722)
Purchase of noncontrolling interests	(29)	—
Other investing activities, net	(100)	(61)

Net cash used in investing activities	(22,078)	(11,282)
FINANCING ACTIVITIES:
Borrowings under revolving commitment	86,270	126,203
Payments on revolving commitment	(71,676)	(117,919)
Principal payments on long-term debt	(8,392)	(13,628)
Payments of deferred offering costs	(2,595)	—
Payments for redemption of common stock	(918)	(1,828)
Proceeds from issuance of common stock	476	302
Principal payments on capital leases	(31)	(10)
Payment for return of capital	—	(724)
Proceeds from issuance of debt	—	2,030

Net cash provided by (used in) financing activities	3,134	(5,574)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,301	841

Net (decrease) increase in cash, cash equivalents and restricted cash	(188)	5,347
Cash, cash equivalents and restricted cash at beginning of year	17,139	14,013

Cash, cash equivalents and restricted cash at end of period	$16,951	$19,360

Supplemental disclosure of cash flow:
Interest paid	$1,722	$1,547
Income taxes paid	$4,154	$2,103
Supplemental disclosure of non-cash investing and financing activities:
Promissory notes issued and deferred payment obligations for acquisitions	$12,440	$4,171
Issuance of common stock in connection with acquisitions	$8,712	$—
Issuance of common stock with put rights	$2,352	$—
Deferred offering costs in other long-term assets	$866	$—
Property and equipment in accounts payable, other accrued expenses and current liabilities, and other liabilities	$144	$1,918
Notes issued for stock redemptions	$—	$577

Altair Engineering Inc. and subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net (loss) income	$(29,626)	$314	$(39,060)	$4,267
Income tax expense (benefit)	8,012	(745)	6,353	1,954
Stock-based compensation expense	25,265	4,875	39,302	5,050
Interest expense	634	507	1,793	1,754
Interest income and other	(53)	(93)	(2,184)	(81)
Depreciation and amortization	2,811	2,453	7,895	7,300

Adjusted EBITDA	$7,043	$7,311	$14,099	$20,244

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$(8,622)	$(644)	$17,455	$21,362
Capital expenditures	(2,032)	(53)	(6,367)	(4,722)

Free cash flow	$(10,654)	$(697)	$11,088	$16,640